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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):  May 19, 1995


                                  BANCTEC, INC.
             (Exact name of registrant as specified in its charter)


              DELAWARE                0-9859          75-1559633
(State or other jurisdiction       (Commission      (IRS Employer
     of incorporation)            File Number)    Identification No.)


4435 SPRING VALLEY ROAD DALLAS, TEXAS                    75244
(Address of principal executive offices)               (ZIP Code)


Registrant's telephone number, including area code: 214/450-7700


           The Index to Exhibits is located on page 3 of this report.

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ITEM 5.  OTHER EVENTS.

          Pursuant to an Agreement and Plan of Merger by and among BancTec, Inc., (the "Company") BTec Merger Subsidiary, Inc. and Recognition International Inc. ("Recognition") dated as of May 19, 1995, the Company will issue .59% of a share of its Common Stock, $.01 par value, for each existing share of Recognition Common Stock, par value $.25 per share, together with each Preferred Stock Purchase Right associated therewith. The merger is subject to regulatory approval and approval by the stockholders of both the Company and Recognition.

          In addition, the Company has recently restructured its North American operations, International operations, and corporate management staffs in an effort to optimize its operations. As a result of this reorganization, the Company has accepted the resignations of corporate officers Jerome R. Brown, Senior Vice President, William A. Feldman, Senior Vice President, Gary T. Robinson, Senior Vice President and Chief Financial Officer, Gordon F. Kipp, Vice President, and Peter N. Weeks, Vice President. The resignations are effective June 1, 1995.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

          (c) EXHIBITS. The information required by this portion of Item 7 is set forth on page 3 of this report.


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    BANCTEC, INC.


Date:  May 31, 1995           By:  /s/ Tod V. Mongan
                                   ----------------------------
                                        Tod V. Mongan
                                        Senior Vice President,
                                        Secretary and General Counsel


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                                INDEX TO EXHIBITS
                                -----------------

Exhibit
- -------

 2.1 Agreement and Plan of Merger dated as of May 19, 1995 among BancTec, Inc., BTec Merger Subsidiary, Inc. and Recognition International Inc.

99.1      Press release issued May 19, 1995.


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